UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2023

NOCTURNE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Germay Drive, Unit 4 #1066 Wilmington, DE 19804

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 228-7142

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value and one right	MBTCU	The Nasdaq Stock Market LLC
Ordinary shares included as part of Units	MBTC	The Nasdaq Stock Market LLC
Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2023, Nocturne Acquisition Corporation, a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from April 5, 2023 to October 5, 2023, provided that, in the event that the Company has not consummated a business combination by October 5, 2023, the Company’s Board of Directors (the “Board”) may, without any approval of the Company’s shareholders, extend the date by which the Company has to consummate a business combination up to three (3) times, each by one additional month (for a total of up to three additional months) until January 5, 2024. The Charter Amendment became effective on April 3, 2023 upon approval by the Company’s shareholders at the Meeting.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 5,324,080 ordinary shares of the Company, which represents a quorum of the outstanding ordinary shares entitled to vote as of the record date of March 3, 2023, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s shareholders voted on the following proposal, which was approved:

(1) The Extension Amendment Proposal — a proposal, by special resolution to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination from April 5, 2023 to October 5, 2023, provided that, in the event that the Company has not consummated a business combination by October 5, 2023, the Board may, without any approval of the Company’s shareholders, extend the date by which the Company has to consummate a business combination up to three (3) times, each by one additional month (for a total of up to three additional months) until January 5, 2024. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
4,762,646	5,154	0

The Company had solicited proxies in favor of an adjournment proposal which would have given the Company authority to adjourn the Meeting to solicit additional proxies. As there were sufficient shares voted in favor of the Extension Amendment Proposal, this proposal was not voted upon at the Meeting.

In connection with the Meeting, shareholders holding 132,664 public shares (representing approximately 6.7% of the Company’s outstanding public shares and approximately 2.5% of the Company’s outstanding ordinary shares generally) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Henry Monzon
	Name:	Henry Monzon
	Title:	Chairman and Chief Executive Officer

Dated: April 6, 2023